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                                                                      Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT
                         ------------------------------


                                                           State or
                                                          Country of
                                                         Incorporation
                 Name                                   or Organization
                 ----                                   ---------------


          AG Investors, Inc.                            Florida

          AGI Properties, Inc.                          Nevada

          AGI Technology, Inc.                          Connecticut

          ANLAB, Inc.                                   Connecticut

          Clear Cellular Holdings, Inc.                 Delaware

          Digital GraphiX, Incorporated                 Delaware
          (f/k/a New Microtime Inc.)

          Ney International, Inc.                       U.S. Virgin Islands

          Ney Dental International, Inc.                Delaware

          Ney Ultrasonics Inc.                          Delaware

          Neyco Dental, A.G.                            Switzerland

          Seratronics, Inc. of Nevada                   Nevada

          The J.M. Ney Company                          Delaware

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